UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  April 15, 2010

Metalline Mining Company
(Exact name of registrant as specified in its charter)

Nevada	001-33125	91-1766677
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1330 E. Margaret Avenue, Coeur d'Alene, Idaho	83815
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (208) 665-2002

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.  Completion of Acquisition or Disposition of Assets.

    On April 16, 2010, pursuant to the terms and conditions of the Agreement and Plan of Merger and Reorganization, dated December 4, 2009 (the “Merger Agreement”), among Metalline Mining Company (the “Company” or “Metalline”), Dome Ventures Corporation (“Dome”) and Metalline Mining Delaware, Inc., a wholly owned subsidiary of Metalline (“Merger Sub”), Merger Sub merged with and into Dome as the surviving corporation.  As a result, Dome became a wholly owned subsidiary of Metalline.

    As a result of the Merger, each outstanding share of Dome common stock on the closing date was converted into the right to receive 0.968818 shares of Metalline common stock.  At the closing date this represented approximately $60,132,947 in value to the Dome shareholders.

    Dome’s principal business activities are the acquisition and exploration of mineral properties domiciled in Gabon, Africa.  The material terms of the Merger Agreement were described in a Current Report on Form 8-K dated December 4, 2009, as well as in various reports filed by Metalline since that date.

    Prior to the letter of intent executed between Metalline and Dome in November 2009, there was no material relationship between Metalline and Dome.  However, in December 2009, and pursuant to the terms of the Merger Agreement, certain affiliates of Dome participated in a private placement conducted by Metalline that closed on December 22, 2009.

Item 3.02.  Unregistered Sales of Equity Securities.

    On April 16, 2010, Metalline issued three warrants to purchase an aggregate of 2,228,281 shares of Metalline common stock.  These warrants were issued to three former holders of warrants to acquire Dome common stock in accordance with the Merger Agreement.  Each of the warrants is exercisable at $0.41 per share.  Two of the warrants expire on June 26, 2010, and the third expires on June 16, 2010.  The warrants were issued in reliance on the exemptions from registration provided by Section 4(2) under the Securities Act of 1933, Rule 506 of Regulation D promulgated thereunder, and Regulation S.   No commissions or other remuneration were paid for this issuance.

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

    As further described in Item 5.07 below, effective upon closing the Merger Metalline’s Board of Directors was expanded from five to seven members.  Two of the new members to the Board of Directors (being Brian Edgar and Murray Hitzman) were nominated to serve on the Board by Dome pursuant to the terms of the Merger Agreement, and then elected at a meeting of stockholders held on April 15, 2010; however their terms as directors began on April 16, 2010 upon closing of the Merger.  Metalline’s Board of Directors now consists of the slate of seven directors elected at the meeting of stockholders held on April 15, 2010 and named in Item 5.07 below.

    Effective April 16, 2010 Mr. Edgar was appointed as the Executive Chairman of the Board of Directors.   On that date, Metalline and Mr. Edgar agreed to the materials terms of his compensation but have not yet executed an agreement memorializing those terms.  Mr. Edgar will receive $7,500 per month in his capacity as Executive Chairman.  If Mr. Edgar is terminated from his position of Executive Chairman without cause or if he is terminated from that position within twelve months of a change of control event he will be entitled to a payment equal to twelve months of his base compensation.

    Mr. Edgar (60) has broad experience working in junior and mid-size level natural resource companies.  He has served as Dome’s President and Chief Executive Officer since February of 2005.  Further, Mr. Edgar has served on Dome’s Board of Directors since 1998.  Mr. Edgar currently serves as a director of several other publicly traded companies, including BlackPearl Resources Inc., Denison Mines Corp., Lucara Diamond Corp., Lundin Mining Corporation, Red Back Mining Inc. and ShaMaran Petroleum Corp., all of which trade on the Toronto Stock Exchange or the TSX Venture Exchange.  Prior to establishing Rand Edgar Capital Corp. (succeeded by Rand Edgar Investment Corp.), Mr. Edgar practiced corporate/securities law in Vancouver, British Columbia, Canada for sixteen years.

    Except as follows Mr. Edgar has not engaged in any transaction with Metalline, nor are there any proposed transactions between Metalline and Mr. Edgar:  (i) In December 2009 Mr. Edgar participated in a private placement conducted by Metalline and purchased 1,000,000 shares of Metalline common stock for aggregate consideration of $460,000; and (ii) Dome engaged the services of Rand Edgar Investment Corp (“REIC”) commencing March 2001 for $10,000 US per month for advisory services relating to general corporate development, financial matters, raising additional capital, corporate maintenance, administrative services and provisions of office space.  REIC is owned in part by Mr. Edgar.  This agreement is effective until July 31, 2012.

Item 5.03.  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Amendment to Articles of Incorporation

    On April 15, 2010 Metalline’s stockholders approved an amendment to the Company’s Articles of Incorporation increasing its authorized capital to 300 million shares of common stock.  On April 16, 2010 Metalline filed a Certificate of Amendment with the Nevada Secretary of State to effect the amendment.

Amendment to Bylaws

    Effective April 16, 2010, Metalline’s Board of Directors amended one provision in the Company’s Bylaws regarding stockholder proposals for annual or special meetings of stockholders.  As amended, Section 3.9 of the Bylaws now provides that for business to be properly brought before an annual or special meeting of stockholders by a stockholder, the stockholder must have given Metalline timely notice of his or her intent to present such proposal in accordance with the time periods prescribed in Rule 14a-8 promulgated under the Securities Exchange Act of 1934.  Previously, Section 3.9 prescribed time frames which were not consistent with Rule 14a-8.  Only the second paragraph of Section 3.9 was amended by the Board of Directors on April 16, 2010.  Section 3.9 as amended is filed as Exhibit 3.1.2 to this Current Report on Form 8-K.

Item 5.07.  Submission of Matters to a Vote of Security Holders

    On April 15, 2010 Metalline held a special meeting in lieu of an annual meeting of stockholders (the “Meeting”).  At the Meeting, five proposals were submitted to the stockholders for approval as set forth in the Company’s definitive proxy statement/prospectus dated March 10, 2010.   As of the record date, March 9, 2010, a total of 55,366,829 shares of Metalline common stock were outstanding and entitled to vote.  In total, 41,132,744 shares of Metalline common stock were present in person or represented by proxy at the Meeting, which represented approximately 74% of the shares outstanding and entitled to vote as of the record date.

    At the meeting, the shareholders approved all of the proposals submitted and also elected the slate of seven persons to the Metalline Board of Directors.  The votes on the proposals were cast as set forth below:

1.	Proposal No. 1 -Issuance of Metalline common stock to effect the Merger with Dome.

For	Against	Abstain
32,456,860	247,532	23,500

2.	Proposal No. 2 - Approval of the Amendment to Metalline’s Articles of Incorporation to increase its authorized capital to 300,000,000 shares of common stock.

For	Against	Abstain
32,329,670	377,122	37,100

3.	Proposal No. 3 - Approval of the Metalline 2010 Stock Option and Stock Bonus Plan.

For	Against	Abstain
27,341,895	5,344,434	73,556

4.
Proposal No. 4 - Election of Directors.  The election of Mr. Edgar and Mr. Hitzman was effective upon the closing of the Merger Transaction.  Metalline’s Board of Directors now consists of the seven persons elected at the Meeting.

Name	For	Withheld
Merlin Bingham	29,944,898	3,229,944
Wesley Pomeroy	28,604,331	4,119,611
Robert Kramer	32,440,450	283,492
Gregory Hahn	32,325,350	398,592
Duncan Hsia	29,331,733	3,292,209
Brian Edgar	32,163,331	460,611
Murray Hitzman	32,439,975	283,467

5.	Proposal No. 5 - Ratification and Approval of Hein & Associates LLP as Metalline’s independent registered public accounting firm.

For	Against	Abstain
40,865,336	156,308	111,100

Item 8.01 Other Events

Committees of the Board of Directors

    Effective April 16, 2010, the Audit, Corporate Governance and Nominating, and Compensation Committees of Metalline’s Board of Directors comprised the following persons:

   Audit Committee
    Robert Kramer (Chair)
    Wesley Pomeroy
    Duncan Hsia

   Corporate Governance and Nominating Committee
    Robert Kramer (Chair)
    Wesley Pomeroy
    Duncan Hsia

   Compensation Committee
    Wesley Pomeroy (Chair)
    Greg Hahn
    Duncan Hsia

News Release

    On April 16, 2010 Metalline issued a news release regarding the closing of the Merger.  A copy of that news release is filed herewith as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired

    The historical audited consolidated financial statements of Dome Ventures Corporation for its fiscal years ended September 30, 2009 and 2008; and the unaudited financial statements of Dome Ventures Corporation for the quarters ended December 31, 2009 and 2008 are filed with Amendment No. 1 to the Joint prospectus/proxy statement on Form S-4 filed on March 5, 2010, and are incorporated herein by reference.

(b)	Pro Forma Financial Information

    If required, the pro forma financial statements required by Item 9.01(b) of Form 8-K will be filed by amendment or otherwise within 71 calendar days after April 23, 2010.

(d)	Exhibits

2.1	Agreement and Plan of Merger and Reorganization. Incorporated by reference from Metalline’s Current Report on Form 8-K dated February 3, 2010.

3.1	Certificate of Amendment.

3.1.2	Amendment to Metalline’s Bylaws.

99.1	News Released Dated April 16, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Metalline Mining Company
(Registrant)
Date: April 20, 2010	/s/ Merlin Bingham
Name: Merlin Bingham
Title: President